Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 29, 2023 with respect to the audited consolidated financial statements of Biotricity Inc. for the years ended March 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Richmond Hill, Ontario, Canada	Authorized to practice public accounting by the
February 27, 2024	Chartered Professional Accountants of Ontario